------------------------------------------------------------------------------
      As filed with the Securities and Exchange Commission on July 11, 2003
                                                      Reg. No. 333-________
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             Florida                                22-2671269
     (State of incorporation)      (I.R.S. Employer Identification Number)

                             6531 Northwest 18 Court
                            Plantation, Florida 33313
          (Address, including zip code, of Principal Executive Offices)



               2002 Incentive and Non-Statutory Stock Option Plan
                            (Full title of the Plan)


                           Linda B. Grable, President
                        Imaging Diagnostic Systems, Inc.
                             6531 Northwest 18 Court
                            Plantation, Florida 33313
                     (Name and address of agent for service)

                                 (954) 581-9800
          (Telephone number, including area code, of agent for service)

                                   copies to:
                            ROBERT B. MACAULAY, ESQ.
                    Mitrani, Rynor, Adamsky & Macaulay, P.A.
                     One Southeast Third Avenue, Suite 2200
                              Miami, Florida 33131
                               Tel: (305) 358-0050
                               Fax: (305) 358-0550

                         CALCULATION OF REGISTRATION FEE

Title of          Amount to be   Proposed Offering     Proposed Maximum     Amount of
Securities        Registered     Price Per Share(3)    Aggregate Offering   Registration
to be Registered                                       Price                Fee

Total              2,000,000         $.28               $560,000             $45.30


    ------

(1) Pursuant to Rule 416, this Registration Statement also covers such additional shares of Imaging Diagnostic Systems, Inc.'s (the "Company") common stock, no par value (the "Common Stock") as may become issuable pursuant to the anti-dilution provisions of the subject plan.

(2) All of the registered shares are issuable pursuant to the Company's 2002 Incentive and Non-Statutory Stock Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee for this registration statement and computed in accordance with Rule 457(h)(1) on the basis of the average of the exercise prices of the 2,000,000 shares underlying options granted in the 2002 Incentive and Non-Statutory Stock Option Plan.

                                Explanatory Note

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement"), or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

          (a) The Company's annual report on Form 10-KSB for the year ended June 30, 2002.

          (b) The Company's reports on Form 10-QSB for the quarter ended September 30, 2002 filed on October 25, 2002, for the quarter ended December 31, 2002 filed on February 13, 2003 and for the quarter ended March 31, 2003 filed on May 14, 2003 and reports on Form 8-K based on an event dated January 13, 2003 filed on January 17, 2003, based on an event dated February 19, 2003 filed on February 26, 2003, based on an event dated February 28, 2003 filed on March 3, 2003, based on an event dated April 29, 2003 filed on April 30, 2003 and based on an event dated June 11, 2003 filed on June 19, 2003.

          (c) The description of the Company's Common Stock contained in its Registration Statement on Form 10-SB declared effective on July 14, 1995.



         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 of the Florida Business Corporation Act empowers a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including an appeal thereof, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Florida corporation may indemnify such person against expenses including amounts paid in settlement (not exceeding in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions set forth above, if such person acted in good faith and in a manner such person believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including counsel (including those for appeal) fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 607.0850 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of the corporation or any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. Section 607.0850 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

         Article XII of the Company's By-Laws provide for indemnification of the directors, officers, employees and agents of the Company (including advancement of expenses) to the fullest extent permitted under Florida law. In addition, the Company has contractually agreed to indemnify its directors and officers to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Reference is made to the Exhibit Index which is included in this Registration Statement following the Signature Page.



ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, Florida, on this 11th day of July, 2003.

                                                IMAGING DIAGNOSTIC SYSTEMS, INC.

                                                    By: /s/ Linda B. Grable
                                                        -----------------------
                                                    Linda B. Grable, Chairman
                                                    of the Board, Director and
                                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                      TITLE                      DATE

                              Chairman of the Board,         July 11, 2003
        /s/ Linda B. Grable   Director and Chief Executive
        -------------------   Officer (principal executive
         Linda B. Grable      officer)




                               Executive Vice President,      July 11, 2003
    /s/ Allan L. Schwartz      Chief Financial Officer and
       --------------------    Director (principal financial
        Allan L. Schwartz      and accounting officer)




      /s/ Sherman Lazrus               Director               July 11, 2003
      ---------------------
          Sherman Lazrus




      /s/ Patrick J. Gorman            Director               July 11, 2003
      ----------------------
          Patrick J. Gorman



      /s/ Edward Rolquin               Director               July 11, 2003
      ----------------------
          Edward Rolquin



      /s/ Jay S. Bendis                Director               July 11, 2003
      ----------------------
          Jay S. Bendis

                                  EXHIBIT INDEX



Exhibit
Number            Description


   5              Opinion of Mitrani, Rynor, Adamsky &
                  Macaulay , P.A.

  10.46 2002 Incentive and Non-Statutory Stock Option Plan, incorporated by reference to our Schedule 14A Proxy Statement filed on February 7, 2002

  23.1            Consent of Mitrani, Rynor, Adamsky & Macaulay, P.A.
                  (contained in Exhibit 5 of this Registration Statement)

  23.2            Consent of Margolies, Fink and Wichrowski,
                  Certified Public Accountants